SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[  ] Preliminary Proxy Statement

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[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

TRIPOS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TRIPOS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 7, 2002

To Our Shareholders:

The Annual Meeting of Shareholders of Tripos, Inc. (the "Company") will be held at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri 63105 at 1:00 p.m. local time on May 7, 2002 for the following purposes:

    To elect six (6) directors to serve for the ensuing year or until their successors are elected; and

    To approve the establishment of the 2002 Employee Stock Purchase Plan with a reserve of 250,000 shares;

    To amend the 1994 Director Option Plan to increase the number of shares authorized for issuance from 480,000 to 600,000 shares; and

    To act upon such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2002 as the record date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting.

Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

B. James Rubin

Corporate Secretary

St. Louis, Missouri

April 5, 2002

Shareholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxy Forms

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS OF

TRIPOS, INC.

To be held May 7, 2002

This Proxy Statement is furnished to shareholders of Tripos, Inc. ("Tripos" or the "Company"), a Utah corporation, in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held at 1:00 p.m. local time on May 7, 2002 at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri 63105, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy form are first being mailed to shareholders on or about April 5, 2002.

VOTING RIGHTS AND SOLICITATION

The close of business on March 28, 2002 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, we had 8,539,000 shares of Common Stock, $.005 par value per share (the "Common Stock"), issued and outstanding. All of the shares of our Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and shareholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

Shares of our Common Stock represented by proxies in the accompanying form that are properly executed and returned to us will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1 -- Election of Directors" and FOR "Proposal 2 -- Approval of the 2002 Tripos, Inc. Employee Stock Purchase Plan" and FOR "Proposal 3 -- Amendment to 1994 Director Option Plan" as further described in this Proxy Statement. Our management does not know of any matters to be presented in this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgement.

Any shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked either by written notice to the Secretary of Tripos or by attending the meeting and voting in person.

A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies which are marked to "withhold authority" with respect to the election of any one or more of the nominees for election of directors, shares subject to broker non-votes that are otherwise voted on another matter at the meeting, and proxies which are marked to "abstain" with respect to any other matter will be counted for the purpose of determining the number of shares represented by proxy at the meeting and the presence or absence of a quorum.

A plurality of the shares cast, in person or by proxy, at the Annual Meeting, is required to elect directors. "Plurality" means that the nominees who receive the largest number of votes cast, up to the maximum number of directorships to be filled, will be elected. Consequently, marking the proxy statement to withhold a vote for one or more nominees does not have the effect of a vote against that nominee(s), but will have an effect on the number of votes cast for a particular nominee(s) relative to the other nominees. The affirmative vote of a majority of the shares cast, in person or by proxy, at the Annual Meeting, is required to approve Proposals 2 and 3. Abstentions will be deemed voted for purposes of these proposals and will, therefore, have the effect of a vote against the proposals; broker non-votes will have no effect on the results of the vote on these proposals.

The entire cost of soliciting proxies will be borne by us. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telefax or special letter by officers and our regular employees for no additional compensation. Our Board of Directors has engaged Mellon Investor Services to provide routine advice and services. In addition, we have retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of our Common Stock, and such persons shall be reimbursed for their reasonable expenses.

SHAREHOLDER PROPOSALS

We must receive proposals of Shareholders intended to be presented at the 2003 Annual Meeting no later than December 8, 2002, for inclusion in our proxy statement relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with regulations governing shareholder proposals.

Except in the case of proposals made in accordance with Rule 14a-8, Shareholders intending to bring any business before an annual meeting of shareholders must deliver written notice thereof to the Secretary of our Company not less than 45 days prior to the anniversary of the date on which we first mailed proxy materials for our immediately preceding annual meeting of shareholders. The deadline for matters sought to be presented at our 2003 Annual Meeting is February 20, 2003. If a stockholder gives notice of such a proposal after the February 20, 2003 deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2003 annual meeting.

In order for a Shareholder to nominate a candidate for director under our Bylaws, timely notice of the nomination must be received in advance of the meeting. We must receive such notice no later than March 9, 2003, and no earlier than February 7, 2003. The Shareholder filing the notice of nomination must describe various matters regarding the nominee as set forth in our Bylaws, including such information as name, address, occupation and shares held.

Under our Bylaws, in order for a Shareholder to bring other business before our Shareholder meeting, timely notice must be received within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other matters specified in our Bylaws. These requirements are separate from and in addition to requirements a Shareholder must meet to have a proposal included in the proxy statement and proxy. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case the notice must be given to the Secretary of the Company, whose address is 1699 South Hanley Road, St. Louis, Missouri 63144.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors is made up of six (6) Directors who stand for re-election by the holders of Common Stock at each annual meeting.

The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, either the size of the Board will be reduced or the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The directors will serve for a one-year term, or until their respective successors are duly elected and qualified. Directors are elected by a plurality of the votes cast in person or represented by proxy and entitled to vote at the meeting.

Nominees to Board of Directors:
Name	Director Since	Age	Name	Director Since	Age

Ralph S. Lobdell	1994	58	Alfred Alberts	1997	70
Stewart Carrell	1994	68	John P. McAlister, III	1994	53
Gary Meredith	1996	67	Ferid Murad	1996	65

Ralph S. Lobdell has served as our Chairman of the Board of Directors since June 1994. Mr. Lobdell received his Bachelor of Science degree from the U.S. Naval Academy in 1965 and his Master of Business Administration from Stanford University in 1972. Mr. Lobdell worked for First Chicago Corporation from 1972 through 1977, initially on the parent company staff and then its venture capital subsidiaries. In 1977, Mr. Lobdell joined Abbott Laboratories in Chicago in Corporate Planning and Development. Mr. Lobdell worked for the Harbour Group, a St. Louis based investment company, from 1979 to 1991 and was appointed President in 1987. He served on the Board of Directors of virtually all of Harbour's portfolio companies acquired during his tenure.

Alfred Alberts was named a Director in February 1997. Mr. Alberts is currently serving on the Board of Directors of Glycodada, Ltd., Ashdod, Israel and is a scientific consultant to several major pharmaceutical companies. He served as the Vice President of Biochemistry and Natural Product Discovery at Merck Research Laboratories prior to his retirement in 1995. Prior to joining Merck, Mr. Alberts was a member of the faculty of the Department of Biochemistry at Washington University, St. Louis. Mr. Alberts has co-authored six patents and received several prestigious awards including the Thomas Alva Edison Award, the Inventor of the Year Award as well as an Honorary Doctor of Science degree from the University of Maryland.

Stewart Carrell has been a Director since May 1994. He served as Chairman of the Board of Directors of Evans & Sutherland Computer Corporation until his retirement in 2001. Between 1984 and 1994, Mr. Carrell was Chairman and/or Chief Executive Officer of several companies through his association with the investment banking and venture capital firm of Hambrecht & Quist. Prior to 1984, Mr. Carrell was employed for 25 years by Texas Instruments in various capacities, the most recent of which was Executive Vice President. Mr. Carrell holds an undergraduate degree from Southern Methodist University and a Masters degree from Stanford University.

Dr. John P. McAlister, III has served as our Chief Executive Officer and as a Director since May 1994. Dr. McAlister obtained his B.S. in Chemistry from Tarleton State College in 1971 and his Ph.D. in Biochemistry and X-Ray Crystallography from the University of Wisconsin, Madison, in 1978. After a two-year post-doctoral appointment, Dr. McAlister joined the staff of the Computer Systems Laboratory at Washington University, St. Louis, in 1980, where he served first as Associate Director of the MMS-X National Collaborative Research Program and then as Research Associate in Computer Science. Dr. McAlister began working for Tripos in 1982 under contract to supervise software development for molecular graphics applications. In 1984, he joined Tripos as Director of Software Research and Development. In 1987, Dr. McAlister was named Vice President, Research and Development, and in 1988 was promoted to President.

Gary Meredithwas named a Director in January 1996. He retired from his position as Senior Vice President of Evans & Sutherland Computer Corporation ("E&S") during 1999. Mr. Meredith had been with E&S for twenty-two years during which time he held several positions including Assistant to the President, VP-Administration, President-Interactive Systems Division, VP-Development and Secretary, and Chief Financial Officer. Prior to joining E&S, he was President of Interwest General Corporation and Windsor Industries. Mr. Meredith also was Chairman and President of Reid-Meredith, Inc., a company he founded in 1962. Mr. Meredith received his B.S. degree from Brigham Young University.

Dr. Ferid Muradwas named a Director in November 1996. Dr. Murad received his M.D. and Ph.D. from Case Western Reserve University. Dr. Murad is the former Vice President of Pharmaceutical Research and Development at Abbott Laboratories, and formerly, the President and CEO of Molecular Geriatrics Corporation, a bio-pharmaceutical company. Dr. Murad has held a number of notable positions during his career including Chairman of the Department of Medicine at Stanford University, Chief of Medicine at Palo Alto Veterans Administration Hospital, and Director of Clinical Research at the University of Virginia School of Medicine. Dr. Murad was the 1998 co-recipient of the Nobel Prize for Physiology or Medicine as well as the 1996 recipient of the Albert Lasker Medical Research award and is a member of the National Academy of Science. He is currently Professor and Chairman of the Department of Integrative Biology, Pharmacology and Physiology at the University of Texas Medical School in Houston.

Related Party Transactions

There are no family relationships among our executive officers or directors.

On February 4, 2000, we issued 409,091 shares of Series B Preferred Stock for an aggregate purchase price of $9,000,000. Cumulative dividends of $1.10 per share per annum were payable upon the earlier of the conversion or redemption of such share. Each share of preferred stock was convertible, at the option of the holder, into two shares of common stock. The preferred stock was subject to mandatory redemption at a price of $11 per share plus accrued dividends on February 4, 2005. The holder of the Series B Preferred Stock, LION Bioscience, converted all of the preferred shares into common stock on January 29, 2002 and was paid a cash dividend. Subsequently, LION sold all of the common shares (818,182) through a broker in a series of block transactions on February 7, 2002.

During 2000, we entered a collaboration agreement with LION Bioscience to jointly provide consulting services in the areas of cheminformatics and bioinformatics. The first contract to be performed under the collaboration agreement was for Bayer AG which began in the fourth quarter of 2000. Lion is acting as the prime contractor to Bayer while we are a subcontractor on the project. This is a multi-year contract valued at approximately $25 million dollars for the parties and includes license fees for proprietary software technologies, milestones and billable service rates. Revenues are allocated according to the respective parties' contributions to the overall project. While this contractual relationship continues, Lion is no longer considered an affiliate of Tripos under SEC regulations.

Board Meetings and Committees

During the fiscal year ended December 31, 2001, our Board of Directors held a total of eight (8) meetings. During this period, all directors, except Gary Meredith who missed three meetings, attended or participated in at least 75% of (i) the meetings of the Board that were held and (ii) the meetings held by all committees of the Board of which they were members.

Up until Lion disposed of their holdings in Tripos, Lion was entitled to one seat on the Board of Directors as a right granted under the terms of the Series B Preferred shares. During 2001, Dr. Friedrich von Bohlen was Lion's representative on the Board. Dr. von Bohlen did not attend any meetings during 2001.

The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, and a Scientific Advisory Committee. There is no nominating committee or committee performing the functions of such committee.

The Audit Committee meets with our financial management and the independent accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, consisting of Stewart Carrell, Ralph Lobdell, Alfred Alberts, Gary Meredith and Ferid Murad, held four (4) meetings during fiscal 2001.

The Compensation Committee reviews and approves compensation arrangements for our management. This Committee, consisting of Ralph Lobdell, Alfred Alberts, Stewart Carrell, Gary Meredith, and Ferid Murad, held two (2) meetings during fiscal 2001.

The Executive Committee receives investment proposals from internal and external sources and decides whether they merit consideration. This Committee, consisting of Ralph Lobdell, Alfred Alberts, Stewart Carrell, Gary Meredith and Ferid Murad, held four (4) meetings during fiscal 2001.

The Scientific Advisory Committee reviews and approves the mechanisms by which scientific and software development decisions are made. This Committee, consisting of Ferid Murad, Alfred Alberts, and several key employees, met three (3) times during fiscal 2001.

Director Remuneration

Non-employee members of the Board, except for Mr. Lobdell, are each paid an annual retainer of $10,000, and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at all Board meetings and applicable committee meetings. The annual retainer is paid quarterly in the form of 50% cash and 50% stock valued at the then market rate. Employee members of the Board receive no additional compensation for their service on the Board.

Under the Tripos, Inc. 1994 Director Option Plan, an individual who first becomes a non-employee member of the Board will receive an automatic option grant for 20,000 shares of our Common Stock upon commencement of Board service, and each individual with six or more months of Board service will receive an automatic option grant for an additional 5,000 shares on January 1 of each year. Options issued under the Tripos, Inc. 1994 Director Option Plan become exercisable at a rate of twenty-five percent (25%) of the shares under such option on each anniversary of the grant of the option. The exercise price for the options granted under the 1994 Director Option Plan is equal to the fair market value of the Common Stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option automatically terminates 90 days after the optionee ceases to be a director or ceases to be employed as a consultant to the Board. In the event of the optionee's death or disability, the options terminate twelve (12) months from the date of the occurrence.

Dr. Ferid Murad and Mr. Alfred Alberts each receive a $10,000 annual fee for their roles on the Scientific Advisory Committee, and are reimbursed for all out-of pocket costs incurred with attendance at such meetings. The annual fee is paid in quarterly installments, 50% in cash and 50% in common stock valued at the then market rate.

Mr. Ralph Lobdell receives an annual retainer of $25,000 as our Chairman of the Board, in lieu of the $10,000 annual retainer received by other non-employee Board members, and is reimbursed for all out-of-pocket expenses related to attendance at meetings of the Board of Directors. Mr. Lobdell's annual retainer is paid quarterly in the form of 50% cash and 50% stock valued at the then market rate.

No other compensation is paid to the non-employee members of the Board with respect to service on the Board.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the above nominees.

PROPOSAL 2

APPROVAL OF THE 2002 TRIPOS, INC. EMPLOYEE STOCK PURCHASE PLAN

The Tripos 1994 Employee Stock Purchase Plan will terminate on the purchase date of June 28, 2002 because there will be no further shares of common stock available under the 1994 plan after the purchase is made. Adding additional shares to the 1994 Employee Stock Purchase Plan may have resulted in adverse financial accounting consequences to Tripos. Accordingly, to avoid these adverse accounting consequences, our board of directors has determined that it is in our best interests and the best interests of our stockholders to adopt the 2002 Employee Stock Purchase Plan. If our stockholders approve the adoption of the 2002 Employee Stock Purchase Plan, the total number of shares available to be issued under the plan will be 250,000. As of the date of the 2002 annual stockholders meeting, no rights to purchase will have yet been granted under the plan.

The principal terms of the 1994 and 2002 employee stock purchase plans are similar; except that the 2002 plan has six month offering periods, in contrast to the twenty-four month offering periods under the 1994 plan. For a description of the principal features of the 2002 Employee Stock Purchase Plan, see "Appendix A -- Tripos, Inc. 2002 Employee Stock Purchase Plan."

General. Our 2002 Employee Stock Purchase plan ("2002 ESP") was adopted by our board of directors in February of 2002 subject to obtaining stockholder approval. The purpose of the 2002 ESP plan is to provide employees with an opportunity to purchase our common stock through payroll deductions.

Administration. Our 2002 ESP plan shall be administered by the board of directors or a committee appointed by the board of directors. All questions of interpretation or application of the 2002 ESP plan are determined by our board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility. Each of our employees or the employees of our designated subsidiaries is eligible to participate in the 2002 ESP plan; except that no employee shall be granted an option under the employee stock purchase plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of our stock or any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period. Our 2002 ESP plan has consecutive offering periods that begin every six months commencing on the first business day on or after each July 1 and January 1. If the plan is approved by the stockholders of the company at the 2002 stockholders meeting, the first offering period under the plan will commence on July 1, 2002. During each offering period payroll deductions are accumulated. At the end of each offering period, shares of our common stock are purchased with a participant's accumulated payroll deductions. Our board of directors has the power to change commencement date and/or the duration of future offering periods, if such change is announced at least five days prior to the scheduled beginning of the first offering period to be affected.

To participate in the 2002 ESP plan, an eligible employee must authorize payroll deductions pursuant to the employee stock purchase plan. Such payroll deductions may not exceed 10% of a participant's compensation during the offering period. Once an employee becomes a participant in the employee stock purchase plan, the employee automatically will participate in each successive offering period until the employee withdraws from the 2002 ESP plan or the employee's employment with us and our designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price. Shares of our common stock are purchased under the 2002 ESP plan at a purchase price of not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The fair market value of our common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal. The number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation on or prior to the last day of the purchase period by the purchase price.

Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The number of shares of our common stock a participant may purchase in each offering period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares in any offering period. During the offering period, a participant may discontinue his or her participation in the employee stock purchase plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Plan and the administrator.

All payroll deductions made for a participant are credited to the participant's account under the 2002 ESP plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the employee stock purchase plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal. Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment. Upon termination of a participant's employment for any reason, including disability or death, his or her option and participation in the employee stock purchase plan will cease immediately. At such time, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the employee stock purchase plan, and such participant's option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

Changes in Capitalization. Subject to any required action by our stockholders, the number of shares reserved under the 2002 ESP plan, the number of shares that may be added to the 2002 ESP plan on an annual basis, the maximum number of shares that may be purchased during any purchase period, as well as the price per share of common stock covered by each option under the employee stock purchase plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us; provided, however, that conversion of any of our convertible securities shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by our board of directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, unless the board of directors determines otherwise the offering periods then in progress shall be shortened by setting a new exercise date and the offering period shall end on the new exercise date. The new exercise date shall be immediately prior to the dissolution or liquidation. If the board of directors shortens the offering periods then in progress, the board of directors shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Merger or Asset Sale. In the event of any merger with or into another corporation or sale of all or substantially all of our assets, each option under the 2002 ESP plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the board of directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger or change of control. If the board of directors shortens any purchase periods and offering periods then in progress, the board of directors shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan. Our board of directors may at any time and for any reason terminate or amend the 2002 ESP plan. An offering period may be terminated by the board of directors at the end of any purchase period if the board of directors determines that termination of the employee stock purchase plan is in our best interests and the best interests of our stockholders. Generally, no such termination can affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code.

Certain Federal Income Tax Information. The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the employee stock purchase plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

The 2002 ESP plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee stock purchase plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Under the proposed Treasury Regulations, the spread arising from purchases under the Plan are scheduled to be subject to FICA taxes commencing January 1, 2003.

Shareholder Vote Required; Recommendation of the Board. The vote required to approve the establishment of the 2002 Employee Stock Purchase Plan is the affirmative vote of a majority of the votes cast on the proposal, in person or by proxy, at the Annual Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR this Proposal 2.

PROPOSAL 3

AMENDMENT TO THE 1994 DIRECTOR STOCK OPTION PLAN

TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT

Our Board of Directors adopted an amendment to the 1994 Director Option Plan (the "Director Plan") on February 6, 2002 to increase the number of shares available for issuance under the plan from 480,000 to 600,000. The amendment is subject to the approval of the shareholders at the Annual Meeting.

The Director Plan, as initially adopted in 1994, authorized the issuance of a maximum of 200,000 shares pursuant to the exercise of stock options granted under the plan. In 1996, the Board of Directors recommended, and the shareholders approved, an amendment to the Director Plan that increased the number of shares authorized under the plan to 600,000. In 1998, the Board of Directors approved a 120,000-share reduction of authorized shares under the Director Plan which reduced the total available to 480,000 shares. This reduction of authorized shares from the Director Plan and a similar reduction in the 1996 Director Compensation Plan partially offset shareholder-approved increases in the Company's 1994 Employee Stock Purchase and 1994 Stock Option Plans. Of the 480,000 authorized shares, 475,000 have been previously granted to directors. 430,000 of these shares currently remain outstanding as stock options. This leaves a balance of 5,000 shares available for future grants to new or current directors under the plan.

The Director Option Plan requires the grant to each new non-employee director on the date of the director's commencement of service as a director of an option to purchase 20,000 shares of our Common Stock. In addition to the initial grant, the Director Plan also requires the grant to each of the non-employee directors who have served six or more months during the preceding year of an additional annual option of 5,000 shares of our Common Stock on January 1st of each year. The Director Plan was amended by vote of the shareholders in 2001 to allow the Board the discretion to make option grants aside from these mandatory grants based on initiation or continuation of service.

The Director Plan was initially adopted at a time when Securities and Exchange Commission rules and regulations required that any stock-based grants or awards to directors be made pursuant to very strict formulas at times or under circumstances set forth explicitly in the terms of the plan. This was to assure that directors had no discretion over grants of options of stock-based compensation to themselves. These rules and regulations were substantially revised a number of years ago to allow the Board of Directors discretion over the timing and amount of the option grants to directors. The Director Plan has now been changed to reflect the flexibility available in the revised rules and regulations.

Terms of the Options. Nonqualified options under the Director Plan may be granted only to non-employee directors at an exercise price equal to 100% of the fair market value of our Common Stock as of the last trading day prior to the date of grant. Options will vest at a rate of 25% per year, commencing on the first anniversary date of the date of grant. The options will have a ten-year term from the date of grant but will terminate earlier upon the termination of the optionee's service as director. Generally, upon termination of service, the option will expire 90 days after the date of termination except if the termination of service was due to the optionee's death or disability, in which case the options will expire 12 months from the date of the death or disability, as the case may be.

Adjustment for Changes in Capitalization. In the event any change is made in our capitalization, such as a stock split or stock dividend, which results in a greater or lesser number of shares of our Common Stock outstanding, appropriate adjustment shall be made in the option price and in the number of shares subject to the Director Plan and to each outstanding option. In the event of a proposed dissolution or liquidation of the Company, to the extent that an option is still outstanding, it will terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event of a merger or the sale of substantially all of our assets, all outstanding options shall be assumed or substituted by the successor corporation, or if they are not assumed or substituted, they shall become fully vested and exercisable. The plan will terminate in May 2004 unless sooner terminated by the Board. No termination may unilaterally alter or impair the rights of an optionee under an outstanding option granted prior to the termination.

Federal Income Tax Consequences. No income will be realized by an optionee on the grant of an option under the Director Plan. Upon the exercise of a nonqualified stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price of the option will be ordinary income to the optionee as of the date of exercise. We generally are entitled to a deduction equal to the excess amount in the year of exercise of the option.

Number of Shares Available for Future Grant. The number of shares available for issuance under the Director Plan will increase by 120,000 shares to 600,000. Of these, 45,000 shares have been issued prior to this date pursuant to exercises of stock options and 430,000 shares are subject to currently outstanding options. If the increase is approved, a balance of 125,000 shares will be available for future grants. See Appendix B attached to this Proxy Statement for specific details of the proposed amendment to the Director Plan.

Shareholder Vote Required; Recommendation of the Board. The vote required to approve this amendment to the Director Plan is the affirmative vote of a majority of the votes cast on the proposal, in person or by proxy, at the Annual Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR this Proposal 3.

OWNERSHIP OF SECURITIES

The following table sets forth, as of the Record Date, the name of each person who owns of record or is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, the number of shares owned by all directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and all directors and executive officers as a group, and the percentage of the outstanding shares represented thereby. We believe that each of the directors and executive officers has sole voting and investment power over such shares of Common Stock.

Holders of More than 5%:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, Maryland 21202	1,453,700 (2)	17.0%
State of Wisconsin Investment Board P.O. Box 7842 Madison, Wisconsin 53707	756,668 (2)	8.8%

Directors and Named Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Ralph S. Lobdell	136,679	1.6%
Alfred Alberts	41,364	*
Stewart Carrell	131,628	1.5%
Gary Meredith	12,946	*
John P. McAlister III	338,886	4.0%
Ferid Murad	91,046	1.1%
Richard D. Cramer III	130,616	1.5%
Douglas A. Danne	39,584	*
Peter Hecht	101,944	1.2%
Trevor W. Heritage	76,416	*
Paul L. Weber	95,056	1.1%
Mary P. Woodward	65,888	*
All directors and named executive	---------------	--------------
officers as a group (12 persons)	1,262,053	14.7%

* Less than one percent of the outstanding Common Stock.

(1) Percentage of beneficial ownership is calculated assuming 8,569,000 shares of Common Stock were outstanding on March 28, 2002. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of March 28, 2002, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2) This information is based on Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). The reporting entity attests that they have sole voting and investment power over their reported shares of Common Stock.

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms received, or written representations from certain reporting persons that no year-end reports on Forms 5 were required for those persons, we believe that, during fiscal 2001, our officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.

MANAGEMENT

Set forth below is certain information with respect to our executive officers and additional key employees not listed in "Election of Directors" or as "Named Executive Officers" in the Summary Compensation Table:

Name	Age	Title
Richard D. Cramer, III	60	Senior Vice President, Science and Chief Scientific Officer
Douglas A. Danne	52	Senior Vice President, Chief Commercial Officer
Bruce Frank	48	Vice President, Sales - U.S. & Asia
Peter Hecht	39	Senior Vice President, Discovery Research Operations
Trevor W. Heritage	35	Senior Vice President, Discovery Technology Operations
Edward E. Hodgkin	38	Vice President, Global Business Development
David E. Patterson	50	Senior Fellow
B. James Rubin	38	Senior Vice President, Chief Financial Officer, and Secretary
Dieter Schmidt-Bäse	43	Vice President, Sales-Europe
Paul L. Weber	43	Senior Vice President & General Manager, Software Consulting Services
Mary P. Woodward	56	Senior Vice President, Strategic Development
John D. Yingling	45	Vice President, Chief Accounting Officer

Dr. Richard D. Cramer, III received his A.B. degree from Harvard University in Chemistry and Physics in 1963, and his Ph.D. in Physical Organic Chemistry from the Massachusetts Institute of Technology in 1967. Dr. Cramer worked for Polaroid Corporation from 1967 through 1969. This was followed by a two-year fellowship as a senior member of the computer synthesis group at Harvard University under direction of Dr. E. J. Corey. Dr. Cramer joined Smith Kline & French Laboratories in 1971. He was awarded a succession of titles culminating in Associate Director and Fellow, Medicinal Chemistry. Dr. Cramer joined Tripos in 1983 as Vice President of New Products where he formulated the techniques of Comparative Molecular Field Analysis (CoMFA), a patented software technology. Dr. Cramer was named our Vice President of Scientific Activities in 1988. In 2000, Dr. Cramer was promoted to the position of Senior Vice President, Science and Chief Scientific Officer.

Douglas A. Danne received his B.A. degree in Science from the University of Northern Iowa in 1976. Mr. Danne has had a distinguished career in pharmaceutical and diagnostic sales and marketing, holding several senior positions in management and business development. He has taken courses in executive management, sales force deployment, compensation development, strategic planning and leadership. Mr. Danne joined Tripos in November 2000 as Senior Vice President, Chief Commercial Officer after serving as Vice President, Sales for Roche Diagnostics.

Bruce Frank came to Tripos with a diverse experience in sales and marketing having held positions at several national and international companies, including the Quandt Family Industrial portfolio (a prominent German industrial family), Baxter Travenol and McKinsey & Company. Most recently, Mr. Frank served at Roche Diagnostics as senior sales manager, responsible for sales, marketing, portfolio and business development. Mr. Frank graduated from The University of Pennsylvania and the Wharton School of Business.

Dr. Peter Hecht received a degree in pharmacy from Vienna University, Austria in 1987. From 1987 to 1990 he worked at the Sandoz Research Institute in Vienna on the design of anti-fungal compounds as part of his Ph.D. thesis, which he completed in 1990. From 1990 to 1992 he served as a post-doctoral researcher for Tripos in St. Louis, funded initially by Sandoz then by the Erwin Schrödinger scholarship. From 1992 to 1995 he worked at the Sandoz Research Institute in Vienna as head of the local computational chemistry group. In 1995, he joined Tripos in our Munich office to establish our drug discovery efforts as well as our consultancy service business in Europe. Dr. Hecht was promoted to Vice President, European Research Operations and additionally, Managing Director of Tripos Receptor Research, in November 1997. In 2000, he was promoted to Senior Vice President, Discovery Research Operations.

Dr. Trevor W. Heritage received his Ph.D. in Organic Chemistry from University of Reading, England in 1990. Dr. Heritage joined Shell Research Ltd. in 1990 as a computational chemist working on the design of agrochemical products, catalysts and petroleum additives. Dr. Heritage joined Tripos in 1994, where he has held scientific research, marketing, and software development positions. Dr. Heritage has played a leading role in the design and implementation of Tripos' UNITY, EVA/QSAR, and patented HQSAR technology. Dr. Heritage was promoted to Vice President, Software Research and Development in April 1998. During 2000, Dr. Heritage was promoted to the position of Senior Vice President, Discovery Technology Operations.

Dr. Edward E. Hodgkin received his M.A. in Chemistry in 1985 and Ph.D. in 1987 from Oxford University. Dr. Hodgkin was a post-doctoral fellow at Washington University Medical School in St. Louis, before joining British Biotech in 1990 as Senior Scientist. In 1994 he joined Wyeth-Ayerst Research in the UK as Principal Scientist, relocating to the Princeton, NJ facility in 1995, where he held a number of positions including Associate Director, Structural Biology, with responsibility for Computational Chemistry, X-Ray Crystallography and Protein NMR. During 10 years in the pharmaceutical industry he has been involved in a wide variety of drug discovery projects and therapeutic areas, as scientist, team leader and manager. Dr. Hodgkin joined Tripos in June 1999 as Senior Director, Contract and Discovery Research, Americas and Asia. During 2000 he was named Vice President, Contract and Discovery Research and promoted to Vice President, Global Business Development in February 2001.

Mr. David E. Patterson received his B.S. degree in Applied Mathematics and Computer Science in 1974 and an M.S. in Systems Science in 1980 from Washington University in St. Louis. Mr. Patterson worked as a Senior Research Scientist with the Center for Air Pollution Impact and Trend Analysis from 1976 until joining Tripos in 1986. His positions have included Product Manager for QSAR and Senior Director of New Products prior to being promoted to Senior Fellow in March 1996.

Mr. B. James Rubin joined Tripos in October 2001. Most recently, he was the Chief Financial Officer/Chief Operating Officer of Influence LLC, a St. Louis-based eBusiness solutions company. Prior to that, Mr. Rubin held a number of senior positions at Monsanto Company, including the Head of Corporate Strategy, Co-Head of Agricutural Biotech Research, and Director of Mergers & Acquisitions. Prior to positions in industry, Mr. Rubin held positions in banking and consulting. He received his B.S. degree in Finance from Indiana University and his M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Dr. Dieter Schmidt-Bäse received his Ph.D. in Organometallic Chemistry and Crystallography from University of Göttingen in Germany in 1988. Dr. Schmidt-Bäse worked at the University of Wisconsin in Madison on Organo Lead Compounds for Protein Structure Determination as a research associate. After returning from the U.S., Dr. Schmidt-Bäse joined Tripos in 1991, where he has held positions as Account Manager, Regional Account Manager and most recently as Director of Discovery Software Business in our Munich office. Dr. Schmidt-Bäse was promoted to Senior Director of European Sales in April 1999. In February 2001, he was promoted to Vice President, Sales-Europe.

Dr. Paul L. Weber obtained his B.S. degrees in Chemistry and Honors Biology from the University of Illinois, Urbana in 1981. He was awarded his Ph.D. in Biochemistry from the University of Washington, Seattle in 1985. Dr. Weber was employed as Director of Scientific Applications at Hare Research, Inc. where he was involved with business development, customer support, sales and program documentation, development and debugging. He joined Tripos in January 1991 as the NMR Project Manager. In January 1995, Dr. Weber was promoted to Senior Director, Product Development and in November 1995 to Vice President, Product Development. In 1997, Dr. Weber initiated the Software Consulting Services effort and was named Vice President, Software Consulting Services. He was promoted to the position Senior Vice President, Software Consulting Services in March 2001.

Ms. Mary P. Woodward obtained her B.A. degree in English from Creighton University in 1967, her M.A. in English from the University of Kansas in 1969, and has taken courses in high technology, international marketing and strategic alliance offered in the Berkeley, Stanford, and Northwestern J.L. Kellogg Graduate School of Management Executive Programs. Since joining Tripos in 1983, Ms. Woodward has held a series of sales, legal, marketing and administration positions. In 2000, she was promoted to Senior Vice President, Strategic Development.

Mr. John D. Yingling received his B.S. degree in Accounting from the University of Missouri, St. Louis, in 1979 and holds certificates as a Certified Public Accountant and a Certified Cash Manager. Mr. Yingling worked for Storz Instrument Company, a micro-surgical instrument manufacturer, in a series of accounting positions from 1979 to 1983 and for Clayton Brokerage Company from 1983 to 1985. This was followed by several accounting, tax and treasury positions at Venture Stores, Inc. from 1985 to 1995. Mr. Yingling joined Tripos in May 1995 as U.S. Controller and was promoted to Corporate Controller & Treasurer in January 1999. During 2001, Mr. Yingling was promoted to Vice President, Chief Accounting Officer.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation earned by our Named Executive Officers for all services rendered as senior managers for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999.

SUMMARY COMPENSATION TABLE
				Long-Term
		Annual Compensation		Compensation Awards
					Securities	All Other
				LTIP	Underlying	Compensation
Name & Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Payouts $	Options # (3)	($) (4)
John P. McAlister III	2001	250,000	169,114	-	25,000	5,100
President & Chief Executive Officer	2000	237,500	-	-	-	5,100
	1999	225,000	35,000	-	40,000	4,800

Richard D. Cramer III	2001	157,333	85,802	-	-	2,262
Sr. VP, Science	2000	149,333	-	-	-	4,784
& Chief Scientific Officer	1999	140,000	16,000	-	20,000	-

Douglas A. Danne	2001	185,000	97,410	-	-	103,496
Sr. VP, Chief Commercial Officer	2000	17,769	10,000	-	100,000	-

Peter Hecht	2001	138,595	86,818	-	12,500	31,001
Sr. VP, Discovery Research	2000	123,864	-	-	-	33,063
Operations	1999	120,030	24,581	-	20,000	32,529

Trevor W. Heritage	2001	158,333	86,587	-	12,500	2,217
Sr. VP Discovery Technology	2000	145,667	-	-	20,000	5,060
Operations	1999	121,167	23,000	-	40,000	4,009

Paul L. Weber	2001	157,218	86,587	-	8,000	5,100
Sr. VP & General Manager	2000	142,000	-	-	-	4,530
Software Consulting Services	1999	135,000	9,000	-	20,000	4,050

Mary P. Woodward	2001	157,333	125,802 (5)	-	3,000	2,379
Sr. VP, Strategic Development	2000	148,917	-	-	-	5,007
	1999	137,083	18,000	-	20,000	4,112

(1)   Includes salary deferred under the Company's 401(k) Plan.

(2)   Bonuses earned were based on an allocation of a discretionary bonus pool that was approved by our Board of Directors. Bonuses for 2001 performance were paid during 2002. Mr. Danne's 2000 bonus represents a payment due upon employment.

(3)   The number of shares underlying option grants include options granted to our employees under the 1994 Stock Option Plan.

(4)   For U.S. employees, "All Other Compensation" includes a matching contribution to our 401(k) Plan. For Dr. Hecht, the amounts include a car allowance, pension match and housing allowance. For Mr. Danne, the amount includes a relocation allowance.

(5)   Ms. Woodward's 2001 bonus includes a special payment in recognition of her role in the development of successful collaborative investments for Tripos.

Stock Options

The following table contains information concerning the grant of stock options made to our Named Executive Officers in 2001:

OPTION/SAR GRANTS IN LAST FISCAL YEAR
Individual Grants
-------------------------------------------------------------------------------------------
	Number of	% of Total			Potential Realizable Value at
	Securities	Options/SARs			Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options/SARs	Employees in	Price Per	Expiration	for Option Term
Name	Granted	Fiscal Year	Share (2)	Date	5% (3)	10% (3)
John P. McAlister III	25,000(1)	7.0%	$15.62	9/7/2011	$245,583	$622,356
Richard D. Cramer III	-	-	-	-	-	-
Douglas A. Danne	-	-	-	-	-	-
Peter Hecht	12,500(1)	3.5%	$15.62	9/7/2011	$122,792	$311,178
Trevor W. Heritage	12,500(1)	3.5%	$15.62	9/7/2011	$122,792	$311,178
Paul L. Weber	8,000(1)	2.2%	$15.62	9/7/2011	$78,587	$199,154
Mary P. Woodward	3,000(1)	0.8%	$15.62	9/7/2011	$29,470	$74,683

(1) The options granted under the 1994 Stock Option Plan become exercisable as to 25% of the option shares on the first anniversary of the grant date and 1/48th per month for three years thereafter. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service.

(2) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

Option Exercises and Holdings

The following table provides information on unexercised options held by our Named Executive Officers as of the end of the 2001fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying		Value of Unexercised
	Shares Acquired	Value	Unexercised Options at		in-the-Money Options at
Name	on Exercise	Realized	Year-End 2001		Fiscal Year-End
	#	$	Exercisable	Unexercisable	Exercisable	Unexercisable
John P. McAlister III	-	-	309,833	39,167	$5,007,263	(1)	$303,134
Richard D. Cramer III	12,792	$153,410	27,499	8,333	$386,745	(1)	$124,200
Douglas A. Danne	-	-	29,167	70,833	$181,565	(1)	$440,935
Peter Hecht	-	-	96,980	20,520	$1,338,151	(1)	$163,659
Trevor W. Heritage	5,000	$62,769	63,333	39,167	$897,640	(1)	$401,731
Paul L. Weber	9,809	$93,079	77,808	17,583	$1,198,745	(1)	$164,181
Mary P. Woodward	5,000	$89,095	92,092	10,708	$1,430,861	(1)	$126,570

(1) Based on the fair market value of our Common Stock on December 31, 2001 ($19.10 per share).

Related Party Transactions

During 2001 we made a 30-month loan to Douglas A. Danne, our Senior Vice President-Commercial Operations in the amount of $175,000 of which $155,200 remained outstanding on March 31, 2002. The loan bears interest at the rate of 8% and requires quarterly interest and principal payments. The outstanding balance is secured by his salary, bonus and stock options.

REPORT OF THE COMPENSATION COMMITTEE

The following is the Report of the Compensation Committee of the Board of Directors ("the Committee"), describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to them for the year ended December 31, 2001. The Committee is responsible for setting the general compensation policies for us, which include specific compensation levels for executive officers, bonus pools, and option grants under the 1994 Tripos Stock Option Plan. These programs and the Committee's compensation philosophy are designed to attract and retain key executives by providing appropriate incentives linked to our financial performance. The Committee is composed only of non-employee Directors.

Compensation Philosophy

The Compensation Committee evaluates the performance of the Chief Executive Officer and other officers annually based upon financial and non-financial performance goals that contribute to the profitability and growth of Tripos. The Committee has approved compensation policies that seek to enhance the linkage of compensation to company objectives and overall company performance. The executive officers' compensation package is comprised of (i) base salary, (ii) annual incentive opportunity tied to achievement of Operating Income and other goals, and (iii) long-term incentives established to align management with shareholders, in the form of stock options. The Chief Executive Officer recommends annual increases for other executives for review and approval by the Committee.

Base Salaries -- Individual salary increases are likely to be based on a variety of factors including, but not limited to: competitive salary levels for the industry, individual job responsibilities, results versus target objectives, and Tripos' financial performance.

Annual Incentives -- Annual incentive targets are set as a percent of salary for each employee based on attainment of financial goals including Operating Income and individual performance goals. Weighting of goals varies by participant. The Committee sets the bonus levels for the senior management team at or above 40% of base salary subject to the financial success of Tripos (See the Summary Compensation Table for details). Bonuses earned for achievement of 2001 company and individual goals were paid in 2002. No bonus payments for individual or company performance were made for fiscal 2000. A payment was made in 2000 for achievement of individual goals during fiscal 1999.

Long-term Incentives -- We have adopted the Tripos 1994 Stock Option Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, and to promote the success of our business. Awards under the Tripos 1994 Stock Option Plan are designed to give the recipient a significant equity stake in our company and thereby closely align their interests with those of our shareholders. The Committee has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position and his or her existing holdings of unvested options. The number of shares granted to each executive officer in fiscal years 2001, 2000 and 1999 was based upon the officer's tenure, level of responsibility, and relative position in our company. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

The Internal Revenue Code, and the regulations promulgated thereunder, limit the tax deduction we may recognize for compensation paid to our executive officers, whose compensation is listed in this Proxy Statement, to $1.0 million per person, per year. This deduction limit does not apply to compensation that complies with applicable provisions of such regulations. Because the Committee did not expect the compensation to be paid to such persons to exceed $1.0 million per person in 2001, the Committee did not take any action prior to or during 2001 which would have been required to comply with the aforementioned regulations so that the deduction limit would not apply. The Committee will continue to evaluate the other components of our executive compensation program and will take the necessary actions with respect to such regulations should it be deemed appropriate in setting compensation levels to be paid to our executive officers in future years.

Chief Executive Officer Compensation

The Chairman and other members of the Compensation Committee meet semi-annually with Dr. McAlister to discuss his personal performance during the fiscal year. The Committee's objective is to have Dr. McAlister's base salary keep pace with the salaries being paid to similarly situated CEOs in the software and biotechnology industries, and reflect individual performance and achievement of our corporate goals. Dr. McAlister's base salary is reviewed annually by the Compensation Committee based on these discussions and other criteria mentioned above.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

Compensation Committee
Mr. Ralph S. Lobdell, Chairman
Mr. Alfred Alberts	Mr. Gary Meredith
Mr. Stewart Carrell	Dr. Ferid Murad

COMPARISON OF SHAREHOLDER RETURN

Indexed Comparison of Total Return since December 1996

Total Return Index for the NASDAQ National Market and

Total Return for NASDAQ Pharmaceutical Companies

	Dec-96	Dec-97	Dec-97	Dec-98	Dec-00	Dec-01
NASDAQ	100	122	173	321	193	153
Pharmaceuticals	100	103	131	247	308	262
Tripos, Inc.	100	124	65	98	185	325

Note: Assumes $100 invested on 12/31/96 in our Common Stock, the total return index for the NASDAQ National Market and the total return index for NASDAQ Pharmaceutical Companies. Assumes reinvestment of dividends on a daily basis.

The graph covers the period from December 31, 1996 through the fiscal year ended December 31, 2001. The graph assumes that $100 was invested on December 31, 1996 in our Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on our Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Committee") oversees our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities regarding the fiscal year 2001 financial statements, the Committee reviewed with management the audited financial statements in the Annual Report including a discussion of the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee comprises five members, each of whom is independent from the Company. The Committee operates under a written charter, approved by the Board of Directors.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and received by the Committee. The Committee also considered whether the provision of non-audit services were compatible with Ernst & Young's independence.

The Committee discussed with the independent auditors the overall scope and plans for their respective audits in fiscal year 2002. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality our financial reporting. The Committee held four (4) meetings during fiscal 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission (the "SEC"). The Committee and the Board have also recommended that Ernst & Young LLP, independent certified public accountants, be selected as the firm to audit our accounts and to report on our financial statements for the fiscal year ending December 31, 2002.

In conformity with the SEC's Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee ("IS No. 1"), we are reporting that fees due Ernst & Young LLP for the 2001 interim review and annual audit were $148,600. Fees for tax and related services for fiscal year 2001 were $130,200. Services for information system design and implementation were not provided by Ernst & Young.

It is anticipated that a representative of Ernst & Young LLP will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from Ernst & Young LLP will make any statement or presentation.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended December 31, 2001 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. We filed a Form 10-K with the SEC. Shareholders may obtain a copy of the Form 10-K without charge, by writing to B. James Rubin/Corporate Secretary, at our executive offices at 1699 South Hanley Road, St. Louis, Missouri 63144.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

March 28, 2002	TRIPOS, INC.
B. James Rubin
Corporate Secretary
St. Louis, Missouri

APPENDIX A

TRIPOS, INC.

TRIPOS, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

  Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  Definitions.

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) "Common Stock" shall mean the Common Stock of the Company.

(d) "Company" shall mean Tripos, Inc., a Utah corporation, and any Designated Subsidiary of the Company.

(e) "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f) "Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h) "Enrollment Date" shall mean the first day of each Offering Period.

(i) "Exercise Date" shall mean the last day of each Offering Period.

(j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

(k) "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following January 1, or commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following July 1. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) "Plan" shall mean this Employee Stock Purchase Plan.

(m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(i) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(ii) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on January 1 and July 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) Offering Periods. An Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

(b) Payroll Deductions. Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than five thousand (5,000) shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Employee may accept the grant of such option by turning in a completed and signed subscription agreement to the Company on or prior to the first day of the Offering Period. The administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an employee may purchase during an Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be two hundred and fifty thousand (250,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

EXHIBIT A

TRIPOS, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application Enrollment Date:

Change in Payroll Deduction Rate

Change of Beneficiary(ies)

  _____________________________________ hereby elects to participate in the Tripos, Inc. 2002 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

  I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0% to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

  I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

  I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

  Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): ______________________________.

  I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

  I understand that under proposed Treasury regulations, all purchases under the Plan occurring after January 1, 2003 will be subject to employment tax withholding and hereby authorize the Company to satisfy such withholding obligations out of cash compensation otherwise due and payable to me.

  I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

  In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:
NAME: (Please print)	_______________________________________
(First) (Middle) (Last)
Relationship:	_______________________________________
(Address)	_______________________________________
_______________________________________
_______________________________________

Employee's Social Security Number:	_______________________________________
Employee's Address:	_______________________________________
_______________________________________
_______________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: ________________________

_______________________________________
Signature of Employee

_______________________________________
Spouse's Signature (If beneficiary other than spouse)

EXHIBIT B

TRIPOS, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Tripos, Inc. 2002 Employee Stock Purchase Plan which began on ___________, ______ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

________________________________________

________________________________________

________________________________________

Signature:

_______________________________________

Date: ___________________

APPENDIX B

SIXTH AMENDMENT

TRIPOS, INC.

1994 DIRECTOR STOCK OPTION PLAN

Tripos, Inc. established the 1994 Director Stock Option Plan ("Plan") in 1994. Tripos, Inc. now wishes to amend the Plan to increase the number of shares that may be issued under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval of the stockholders of Tripos, Inc.:

(1)  Section 3 is hereby amended to increase the maximum aggregate number of Shares which may be optioned and sold under the Plan from four hundred eighty thousand (480,000) Shares of Common Stock to six hundred thousand (600,000) Shares of Common Stock.

Tripos, Inc. hereby adopts the foregoing amendment this 6th day of February, 2002.

TRIPOS, INC.

By: /s/ B. James Rubin
Title: Senior Vice President,
Chief Financial Officer
and Corporate Secretary

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.	Please mark your votes as indicated in this example	X
1. Election of Directors	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.	Approval of the 2002 Employee Stock Purchase Plan
FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at right	01 Ralph Lobdell 02 John McAlister	03 Alfred Alberts 04 Gary Meredith	05 Stewart Carrell 06 Ferid Murad	FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ] [ ] [ ]

Amendment of 1994 Director Option Plan to increase the authorized shares from 480,000 to 600,000	In their discretion, the proxies are authorized to vote on such other business as may properly come before this meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Dated _____________________________________, 2002

_______________________________________

Signature*

_______________________________________

Signature, if held jointly*

*Please sign exactly as name appears on this form. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOR	AGAINST	ABSTAIN
[ ] [ ] [ ]
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PRIOR TO THE MEETING.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.eproxy.com/trps

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.tripos.com

Tripos, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

April 5, 2002

The undersigned hereby appoints B. James Rubin and John D. Yingling with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 7, 2002, at 1:00 p.m., local time, at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri, 63105, or at any adjournment thereof, as follows (1) as hereinafter specified upon the proposals listed on the reverse and as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the Annual Meeting of Shareholders.

PLEASE DETACH AND MARK THE PROXY, SIGN IT ON THE REVERSE SIDE,

AND RETURN IT IN THE ENVELOPE PROVIDED BEFORE THE MEETING.

FOLD AND DETACH HERE

You can now access your Tripos, Inc. account online.

Access your Tripos, Inc. shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC agent for Tripos, Inc. Investor Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.mellon-investor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS -- Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

SSN

PIN

Then click on the button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access Step

You are now ready to log in. To access your account please enter your:

SSN

PIN

Then click on the button

If you have more than one account, you will now be asked to select the appropriate account.

3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

Certificate History

Book-Entry Information

Issue Certificate

Payment History

Address Change

Duplicate 1099

Submit

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time